Trevor K. Pokorney Joins Auriga Laboratories Board of Directors

NORCROSS, Ga. — Febuary 12-, 2007 — Auriga Laboratories, Inc. (OTCBB: ARGA), a specialty pharmaceutical company with products for the treatment of acute respiratory diseases, dermatological conditions, and Xerostomia (dry mouth), announced Trevor K. Pokorney will join the company’s board of directors, effective March 1, 2007.

“As Auriga expands its sales force and seeks to optimize our operations, we anticipate Trevor’s many years of experience with fast-growing, highly-successful companies will make an important contribution to our success,” said Philip S. Pesin, Auriga’s CEO.

Pokorney has extensive business and financing experience, and has lead and helped finance a number of successful high-tech startups. He is currently the COO of Gemini Environmental, a startup company in natural gas industry. Prior to Gemini, he was the operations manager of Intel’s Acceleration Products Division (formerly Conformative Systems, Inc.), where he had been vice president of operations before it was acquired by Intel in 2005. Prior to Intel, he was senior vice president of sales, marketing, and manufacturing logistics at Newisys, Inc., a startup company which was the first to introduce an enterprise server based on AMD’s new x86-64 processor. At Newisys, he oversaw the development and introduction of several product lines and drove sales to a $200 million annual run rate within four years. Before Newisys, he served as the vice president of operations for Living.com, a startup e-commerce company, which supplied furniture and home accessories to the U.S. market. Financed by Benchmark Capital, GE Capital, and Starbucks, Pokorney helped Living.com enter a multi-million-dollar strategic alliance with Amazon.com to create a “Home Living” store at Amazon.com.

Pokorney holds a Master of Science degree from Carnegie Mellon University Graduate School of Industrial Administration, Manufacturing and Operations Management where he graduated Magna Cum Laude. He earned his Bachelor of Science in Mechanical Engineering from the University of Texas at Austin, graduating Summa Cum Laude.

Auriga recently reported its sales force had expanded to 100 sales associates from nine in less than seven months. The company is now targeting 175 associates by the end of the first quarter 2007. Also during the first quarter 2007, Auriga plans to launch Aquoral™, a prescription-only product designed to treat the widespread condition of Xerostomia (dry mouth) and its Zinx™ family of respiratory prescription and over-the-counter products.

About Auriga Laboratories™

Auriga Laboratories is a specialty pharmaceutical company capitalizing on high-revenue markets and opportunities in the pharmaceutical industry through proactive sales, integrated marketing, and advanced in-house drug development capabilities. The company’s high-growth business model combines acquisition of proven brand names, powerful product development strategies and rapidly-growing national sales teams and marketing operations. Auriga acquires valuable brand portfolios that are no longer a strategic focus for large pharmaceutical companies, then capitalizes on untapped marketplace opportunities through brand extension and directed sales/marketing programs. The company’s drug-development pipeline leverages novel material science and advanced drug delivery technologies to produce improved formulations of successful brands to further expand markets, sales and clinical indications for proven, successful products. Auriga’s exclusive prescription product portfolio currently includes Aquoral™for the treatment of Xerostomia, Akurza™ and Xyralid™ dermatology products, and the Zinx™, Extendryl®, and Levall® families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit: www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Statements regarding the company’s ability to increase its sales force and the success of such sales force in selling its products in light of competitive and other factors, the regulatory status and/or regulatory compliance of its products, the company’s ability to secure additional financing, its ability to sustain market acceptance for its products, its dependence on collaborators, the company’s ability to find and execute strategic transactions, its potential exposure to litigation, the company’s exposure to product liability claims, and the company’s prices, future revenues and income and cash flows and other statements that are not historical facts contain predictions, estimates and other forward-looking statements. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Auriga Laboratories, Inc.
Philip Pesin, 877-287-4428
investors@aurigalabs.com
or
Investor Relations
Liolios Group, Inc.
Scott Liolios or Ron Both
949-574-3860